Exhibit 99.1

Petco Reports Second Quarter 2025 Financial Results

Raises Fiscal 2025 Earnings Outlook*

San Diego, August 28, 2025 – Petco (Nasdaq: WOOF) today announced its second quarter 2025 financial results.

Q2 2025 Overview

•
Net sales of $1.5 billion decreased 2.3% year over year in line with the company’s second quarter outlook
•
Comparable sales decreased 1.4% year over year
•
Gross profit margin expanded approximately 120 basis points to 39.3% as a percentage of net sales
•
Operating income improved $40.6 million to $43.0 million
•
GAAP net income improved $38.8 million to $14.0 million
•
Adjusted EBITDA1 increased $30.3 million to $113.9 million

“For the second quarter we once again delivered against our commitments, enabling us to raise our earnings outlook for the full year. The first half of this year established a solid foundation for our transformation as we continued to strengthen our economic model and improve retail operating fundamentals,” said Joel Anderson, Petco's Chief Executive Officer.

“As we look ahead to the remainder of this year, we will continue to execute on our objectives while also leaning into select targeted investments that we believe will help set the stage for a return to sustainable profitable growth.”

Full Year 2025 Outlook

The company maintained its full year net sales outlook and raised its full year 2025 earnings outlook. In addition, the company provided its outlook for the third quarter of 2025. The Company’s third quarter and full year 2025 outlook assumes that the tariffs on imports into the U.S. from China and other countries as of August 28, 2025 will stay at current or planned levels and do not increase for the remainder of the year.

FY 2025 Outlook*
Net Sales	Down low single digits year over year
Adjusted EBITDA	$385 million to $395 million
Net interest expense	~$130 million
Capital Expenditures	$125 million to $130 million
Depreciation & Amortization	~$200 million
Net Store Closures	~25

Third Quarter 2025 Outlook

Q3 2025 Outlook*
Net Sales	Down low single digits year over year
Adjusted EBITDA	$92 million to $94 million

*Assumptions in the outlook include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent, and that current or planned tariffs on imports into the U.S. from other countries remain at August 28, 2025 levels. Adjusted EBITDA is a non-GAAP financial measure and has not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on August 28, 2025 at approximately 4:30 PM Eastern Time to discuss the company’s financial results. A live webcast of the conference call will be available on the company's Investor Relations page at https://ir.petco.com/news-and-events/events-and-presentations. A replay of the webcast will be available through the same link approximately two hours after the conference call.

About Petco:

We're proud to be "where the pets go" to find everything they need to live their best lives for more than 60 years — from their favorite meals and toys, to trusted supplies and expert support from people who get it, because we live it. We believe in the universal truths of pet parenthood — the boundless boops, missing slippers, late night zoomies and everything in between. And we're here for it. Every tail wag, every vet visit, every step of the way. We nurture the pet-human bond in the aisles of more than 1,500 Petco stores across the U.S., Mexico and Puerto Rico. Customers experience our exclusive selection of pet care products, services, expertise and membership offerings in stores and online at petco.com, and on the Petco app. In 1999, we founded Petco Love. Together, we support thousands of local animal welfare groups nationwide, and have helped find homes for ~7 million animals through in-store adoption events.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our Q3 and full year 2025 outlook, operational reset of our business, our competitive positioning, profitability, cost action plans and associated cost-savings, and our expectations regarding tariffs and associated impacts. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers, mass and grocery retailers, and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation, prevailing interest rates and the impact of tariffs; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflicts in Ukraine and the Middle East), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; and (xxii) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contact:
Tina Romani, InvestorRelations@petco.com

Media Contact:
Lisa Stark, pressinquiries@petco.com

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended		26 Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net sales:
Products	$1,225,605	$1,263,749	$2,467,496	$2,543,480
Services and other	262,924	260,006	514,432	509,415
Total net sales	1,488,529	1,523,755	2,981,928	3,052,895
Cost of sales:
Products	747,143	787,103	1,513,428	1,579,825
Services and other	156,067	155,927	313,213	313,685
Total cost of sales	903,210	943,030	1,826,641	1,893,510
Gross profit	585,319	580,725	1,155,287	1,159,385
Selling, general and administrative expenses	542,297	578,257	1,095,906	1,173,699
Operating income (loss)	43,022	2,468	59,381	(14,314)
Interest income	(909)	(672)	(2,268)	(1,090)
Interest expense	33,297	36,805	66,791	73,622
Other non-operating loss	—	—	—	2,665
Income (loss) before income taxes and income from equity method investees	10,634	(33,665)	(5,142)	(89,511)
Income tax expense (benefit)	746	(4,651)	1,241	(9,128)
Income from equity method investees	(4,084)	(4,191)	(8,694)	(9,077)
Net income (loss) attributable to Class A and B-1 common stockholders	$13,972	$(24,823)	$2,311	$(71,306)

Net income (loss) per Class A and B-1 common share:
Basic	$0.05	$(0.09)	$0.01	$(0.26)
Diluted	$0.05	$(0.09)	$0.01	$(0.26)

Weighted average shares used in computing net income (loss) per Class A and B-1 common share:
Basic	279,058	273,074	278,303	271,421
Diluted	285,741	273,074	284,350	271,421

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	August 2, 2025	February 1, 2025
ASSETS
Current assets:
Cash and cash equivalents	$188,748	$165,756
Receivables, less allowance for credit losses[1]	34,524	40,425
Merchandise inventories, net	608,506	653,329
Prepaid expenses	60,387	53,515
Other current assets	47,393	60,594
Total current assets	939,558	973,619
Fixed assets	2,311,922	2,265,915
Less accumulated depreciation	(1,624,417)	(1,540,477)
Fixed assets, net	687,505	725,438
Operating lease right-of-use assets	1,314,618	1,302,346
Goodwill	980,064	980,064
Trade name	1,025,000	1,025,000
Other long-term assets	206,537	187,963
Total assets	$5,153,282	$5,194,430
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$423,269	$492,878
Accrued salaries and employee benefits	130,688	157,460
Accrued expenses and other liabilities	192,249	177,079
Current portion of operating lease liabilities	306,902	306,400
Current portion of long-term debt and other lease liabilities	5,458	5,346
Total current liabilities	1,058,566	1,139,163
Senior secured credit facilities, net, excluding current portion	1,580,688	1,578,091
Operating lease liabilities, excluding current portion	1,047,757	1,037,206
Deferred taxes, net	220,992	217,712
Other long-term liabilities	106,176	108,628
Total liabilities	4,014,179	4,080,800
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	242	239
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,297,702	2,280,495
Accumulated deficit	(1,146,748)	(1,149,059)
Accumulated other comprehensive loss	(12,131)	(18,083)
Total stockholders’ equity	1,139,103	1,113,630
Total liabilities and stockholders’ equity	$5,153,282	$5,194,430

1.
Allowances for credit losses are $725 and $1,594, respectively
2.
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 242.1 million and 239.1 million shares, respectively
3.
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
4.
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
5.
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	26 Weeks Ended
	August 2, 2025	August 3, 2024
Cash flows from operating activities:
Net income (loss)	$2,311	$(71,306)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	98,649	99,305
Amortization of debt discounts and issuance costs	2,499	2,435
Provision for deferred taxes	1,113	(27,782)
Equity-based compensation	18,209	29,348
Impairments, write-offs and losses on sale of fixed and other assets	522	7,069
Income from equity method investees	(8,694)	(9,077)
Amounts reclassified out of accumulated other comprehensive loss	(413)	(2,274)
Non-cash operating lease costs	205,005	207,605
Other non-operating loss	—	2,665
Changes in assets and liabilities:
Receivables	5,783	(2,083)
Merchandise inventories	44,823	11,769
Prepaid expenses and other assets	(9,487)	(7,166)
Accounts payable and book overdrafts	(69,691)	(9,644)
Accrued salaries and employee benefits	(26,729)	34,591
Accrued expenses and other liabilities	14,508	3,015
Operating lease liabilities	(206,414)	(209,738)
Other long-term liabilities	(1,556)	2,224
Net cash provided by operating activities	70,438	60,956
Cash flows from investing activities:
Cash paid for fixed assets	(60,516)	(60,029)
Cash paid for acquisitions, net of cash acquired	—	(259)
Proceeds from investment	—	998
Proceeds from sale of assets	2,425	1,019
Cash received from partial surrender of officers' life insurance	—	206
Net cash used in investing activities	(58,091)	(58,065)
Cash flows from financing activities:
Borrowings under long-term debt agreements	—	201,000
Repayments of long-term debt	—	(201,000)
Debt refinancing costs	—	(3,028)
Payments for finance lease liabilities	(3,252)	(3,528)
Proceeds from employee stock purchase plan and stock option exercises	1,998	1,630
Tax withholdings on stock-based awards	(3,026)	(3,468)
Proceeds from issuance of common stock	—	2,500
Net cash used in financing activities	(4,280)	(5,894)

Net decrease in cash, cash equivalents and restricted cash	8,067	(3,003)
Cash, cash equivalents and restricted cash at beginning of period	181,665	136,649
Cash, cash equivalents and restricted cash at end of period	$189,732	$133,646

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 filed with the SEC on March 31, 2025 for additional information on Adjusted EBITDA.

The table below reflects the calculation of Adjusted EBITDA for the thirteen and twenty-six weeks ended August 2, 2025 compared to the thirteen and twenty-six weeks ended August 3, 2024.

(dollars in thousands)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income (Loss) Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net income (loss) attributable to Class A and B-1 common stockholders	$13,972	$(24,823)	$2,311	$(71,306)
Add (deduct):
Interest expense, net	32,388	36,133	64,523	72,532
Income tax expense (benefit)	746	(4,651)	1,241	(9,128)
Depreciation and amortization	49,284	49,718	98,649	99,305
Income from equity method investees	(4,084)	(4,191)	(8,694)	(9,077)
Asset impairments and write offs	76	3,561	522	7,069
Equity-based compensation	8,789	11,914	18,209	29,348
Other non-operating loss	—	—	—	2,665
Mexico joint venture EBITDA (1)	10,360	9,902	20,558	20,398
Acquisition and divestiture-related costs (2)	—	—	—	3,719
Other costs (3)	2,329	5,960	5,990	13,642
Adjusted EBITDA	$113,860	$83,523	$203,309	$159,167
Net sales	$1,488,529	$1,523,755	$2,981,928	$3,052,895
Net margin (4)	0.9%	(1.6%)	0.1%	(2.3%)
Adjusted EBITDA Margin	7.6%	5.5%	6.8%	5.2%

(1)
Mexico joint venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended		26 Weeks Ended
(in thousands)	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net income	$8,167	$8,822	$17,387	$18,377
Depreciation	6,793	6,996	13,390	13,944
Income tax expense	3,935	3,903	8,101	7,359
Foreign currency loss (gain)	696	(380)	404	99
Interest expense, net	1,129	463	1,833	1,016
EBITDA	$20,720	$19,804	$41,115	$40,795
50% of EBITDA	$10,360	$9,902	$20,558	$20,398

(2)
Acquisition and divestiture-related integration costs include direct costs resulting from acquiring, integrating, or divesting businesses. These include third-party professional and legal fees, losses on sales of divestitures, and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.
(3)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.
(4)
We define net margin as net loss attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and twenty-six weeks ended

August 2, 2025 compared to the thirteen and twenty-six weeks ended August 3, 2024.

(in thousands)	13 Weeks Ended		26 Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net cash provided by operating activities	$85,892	$69,370	$70,438	$60,956
Cash paid for fixed assets	(32,104)	(27,388)	(60,516)	(60,029)
Free Cash Flow	$53,788	$41,982	$9,922	$927